Exhibit 24

POWER OF ATTORNEY

The director of Ballantyne Strong, Inc. (the “Company”), whose signature appears below, hereby appoints Gary L. Cavey and Mary A. Carstens, or either of them, as his or her attorney to sign, in his name and behalf and in any and all capacities stated below, the Company’s Annual Report on Form 10-K pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or his substitute may do by virtue hereof.

This Power of Attorney has been signed by the following persons in the capacity indicated.

/s/ William F. Welsh, II
William F. Welsh, II, Chairman
Date: March 12, 2014

/s/ James C. Shay
Alvin Abramson, Director
Date: March 12, 2014

/s/ Donde Plowman
Donde Plowman, Director
Date: March 12, 2014

/s/ Marc E. LeBaron
Marc E. LeBaron, Director
Date: March 12, 2014

/s/ Mark D. Hasebroock
Mark D. Hasebroock, Director
Date: March 12, 2014

/s/ Samuel C. Freitag
Samuel C. Freitag, Director
Date: March 12, 2014